Exhibit 10.1

AGREEMENT

This AGREEMENT (“Agreement”), dated as of April 21, 2015 (“Effective Date”), is entered into between the Pension Benefit Guaranty Corporation (“PBGC”), Evans & Sutherland Computer Corporation (“E&S”), and E&S’s wholly owned subsidiary, Spitz, Inc. (“Spitz”; E&S and Spitz collectively, the “Obligors”; and the Obligors, collectively with PBGC, the “Parties”).

Recitals

A.           PBGC is a wholly owned United States government corporation and agency established under 29 U.S.C. § 1302(a) to administer the pension plan termination insurance program created by Title IV of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1301-1461 (2012) (“ERISA”).

B.           E&S is located in Salt Lake City, Utah and sponsored the Evans & Sutherland Computer Corporation Pension Plan (the “Plan”), which is a single-employer defined benefit pension plan covered by Title IV of ERISA.

C.           PBGC has perfected statutory liens against all personal and real property of each  Obligor under 26 U.S.C. § 430(k) and its predecessor statute on account of unpaid Plan contributions (the “PBGC Liens”).

D.           The Evans & Sutherland Computer Corporation Pension Plan Administrative Committee (the “Plan Administrator”) filed a distress termination notice for the Plan with PBGC under 29 U.S.C. § 1341(c) on January 7, 2013.

E.           By correspondence dated May 13, 2014, PBGC notified E&S that PBGC determined that the requirements for a distress termination were met.

F.           On April 21, 2015, the Plan Administrator and PBGC entered into an agreement:  (1) terminating the Plan under 29 U.S.C. § 1341(c); (2) establishing March 8, 2013, as the Plan’s termination date under 29 U.S.C. § 1348 (the “DOPT”); and (3) appointing PBGC as statutory trustee of the Plan under 29 U.S.C. § 1342(c)

G.           The Obligors are jointly and severally liable to PBGC for various liabilities under ERISA in connection with the Plan (the “ERISA Liabilities”), specifically unfunded benefit liabilities, due and unpaid Plan contributions, premiums, and interest and any penalties (as may be applicable) with respect to the foregoing.

H.           The Parties have reached an understanding to settle the ERISA Liabilities and all other liabilities relating to the Plan (except for those resulting from any violation of Part 4 of Subtitle B of Title 1 of ERISA (the “Fiduciary Breach Provisions”)) (the “Settled ERISA Liabilities”), and in conjunction therewith, are contemporaneously entering into intercreditor agreements with KeyBank National Association (the "KeyBank Intercreditor Agreement"),

E&S's secured lender, and with Bryn Mawr Trust Company (the “BMT Intercreditor Agreement”), Spitz's secured lender.

Accordingly the Obligors, jointly and severally, and PBGC agree as follows:

1.           Payments.  The Obligors shall pay $10.5 million to PBGC as provided in this Section 1.  The Obligors shall make a first payment of $1.5 million within ten days after the Effective Date and thereafter make twelve equal annual payments of $750 thousand each to PBGC (each payment individually, an “Installment,” and collectively, the “Installments”).  Prepayment is permitted without penalty.  The Obligors shall pay the remaining twelve Installments as follows:

          (a) $750 thousand on or before October 31, 2015.

          (b) $750 thousand on or before October 31, 2016.

          (c) $750 thousand on or before October 31, 2017.

          (d) $750 thousand on or before October 31, 2018.

          (e) $750 thousand on or before October 31, 2019.

          (f) $750 thousand on or before October 31, 2020.

          (g) $750 thousand on or before October 31, 2021.

          (h) $750 thousand on or before October 31, 2022.

          (i) $750 thousand on or before October 31, 2023.

          (j) $750 thousand on or before October 31, 2024.

          (k) $750 thousand on or before October 31, 2025.

          (l) $750 thousand on or before October 31, 2026

2.           Equity.  Within ten days after the Effective Date, E&S shall issue 88,117 shares of E&S treasury stock (the “Shares”) in the name of PBGC.

3.           Security.  On the Effective Date and in order to secure the Obligors’ payment of the Installments and performance of all of their other obligations under the Settlement Documents (as defined below) (all such payment obligations and other obligations, collectively, the “Obligations”):  (a) the Obligors shall enter into a security agreement with PBGC substantially in the form attached hereto as Exhibit A granting to PBGC a security interest on all of the Obligors’ presently owned and after-acquired personal property and proceeds thereof (the “Personalty Collateral”), free and clear of all liens and other encumbrances except those described therein (the “Security Agreement”); and (b) Spitz shall execute a mortgage in favor of PBGC substantially in the form attached hereto as Exhibit B (the “Mortgage”, and collectively with this Agreement and the Security Agreement, the “Settlement Documents”) on Spitz’s real property described therein (the

“Realty Collateral”, and collectively with the Personalty Collateral, the “Collateral”; all such liens on the Collateral, the “PBGC Lien”).

4.           Forbearance.  So long as no Event of Default (as defined below) occurs, PBGC shall forbear from taking any action to enforce the Settled ERISA Liabilities.

5.           Default                      .  Each of the following shall constitute an event of default (each, an “Event of Default”) under this Agreement:

a.           The Obligors fail to timely pay any Installment and such failure continues for ten days.

b.           E&S fails to timely issue the Shares to PBGC.

c.           The Obligors fail to perform or observe any other term, covenant, condition, undertaking or provision contained in this Agreement and such failure, if capable of being cured, is not cured within 30 days after written notice thereof from PBGC.

d.           Spitz incurs obligations to The Bryn Mawr Trust Company totaling more than $6,500,000 of principal.

e.           A “Default” as defined in the Security Agreement, or an “Event of Default” as defined in any Mortgage(s), occurs.

f.           Any representation or warranty by any Obligor herein or in any other Settlement Document is materially false or misleading when made.

g.           An Obligor:  (1) becomes insolvent; or (2) is unable, or admits in writing its inability, to pay debts as they generally mature; or (3) makes a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (4) makes or sends notice of a bulk transfer; or (5) files, or consents to the filing against it of a petition or other papers commencing a proceeding under Title 11 of the United States Code or any similar type of insolvency proceeding under domestic or international law (an “Insolvency Proceeding”); or (6) has an Insolvency Proceeding filed or instituted against it which has not been dismissed within 60 days after the commencement of the Insolvency Proceeding, or in which an order for relief has been entered against it; or (7) applies to a court for appointment of a receiver, trustee, or custodian for any of its assets; or (8) has a receiver, trustee, or custodian appointed for any of its assets (with or without its consent); or (9) dissolves, suspends, or discontinues doing business.

h.           A default under any agreement, note or other evidence of indebtedness of any Obligor to any creditor that is secured by liens on any Collateral that are or are claimed to be senior to the PBGC Liens on such Collateral, where such default has continued for more than the original cure period, if any, with respect thereto, and such indebtedness is accelerated.

6.           Remedies; Tolling; Waivers of Suretyship Defenses.  Upon the occurrence of any Event of Default, PBGC may:  (a) declare all Installments immediately due and payable; (b) proceed to enforce the PBGC Lien on any or all of the Collateral; (c) exercise its statutory rights to enforce and collect the Settled ERISA Liabilities (less any Installment payments made hereunder) under Title IV of ERISA (including perfecting and enforcing liens under 29 U.S.C. § 1368), or (d) exercise any and all other remedies available under the Settlement Documents, at law or in equity.  Each and every period within which PBGC may commence a proceeding to collect any of the Settled ERISA Liabilities or liability resulting from any violation of the Fiduciary Breach Provisions or enforce any lien therefor, including each period under 29 U.S.C. §§ 1303, 1368, is tolled from and including the Effective Date to and including the Release Date (as defined below) (the “Tolled Period”).  No Obligor may assert or rely on any statute of limitations under any federal or state law as a defense against any proceeding commenced by PBGC to collect any of the Settled ERISA Liabilities or to enforce any lien therefor or to collect any liability for violation of any Fiduciary Breach Provisions, so long as such proceeding is commenced before the expiration of the applicable limitations period as tolled by the Tolled Period.  No Obligor may use the Tolled Period to assert or rely on the doctrines of waiver, laches or estoppel, or any other doctrine or defense constituting an avoidance of PBGC’s claims that is based on the time within such action was commenced by PBGC.  No remedy described herein is intended to be exclusive of any other right, power or remedy, and any such remedy will, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder, now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right, power or remedy hereunder, or otherwise, will not prevent the concurrent or subsequent assertion or exercise of any other appropriate right, power or remedy.  No delay or omission of PBGC to exercise any right, power or remedy will impair any such right, power or remedy or constitute a waiver of any such right, power or remedy or an acquiescence in or waiver of any Event of Default.  Each right, power and remedy given by any Settlement Document or by law or equity to PBGC may be exercised from time to time, and as often as may be deemed expedient, by PBGC.  Each Obligor waives any and all defenses based on suretyship or impairment of collateral including, without limitation, all defenses described in Sections 37 through 45 of the Restatement (Third) of the Law of Suretyship and Guaranty, with respect to its obligations under any Settlement Document.  The Parties intend the preceding waiver to have the effects described in Section 48(1) of the Restatement (Third) of the Law of Suretyship and Guaranty.  The provisions of this Section are continuing and will survive the termination of this Agreement.

7.           Release.

a.      As soon as reasonably practicable after the 91st day after the perfection of all consensual liens granted to PBGC by all grantors in connection with the Agreement, if no bankruptcy petition has been filed by or against any grantor thereof prior to such 91st day, or, if a bankruptcy petition has been filed against any grantor prior to such 91st day and is contested by such grantor, as soon as reasonably practicable on or after the later of such 91st day and the date on which such bankruptcy petition is dismissed,

PBGC shall withdraw all lien notices with respect to the statutory liens it perfected on behalf of the Plan under 26 U.S.C. § 430(k) or its predecessor statute with respect to all real and personal property of such grantors.

b.      On the 91st day after the full payment of all Installments, if no bankruptcy petition has been filed by or against either Obligor before such 91st day (or, if a bankruptcy petition has been filed against such Obligor prior to such 91st day and is contested by such Obligor, on the later of such 91st day and the date on which such bankruptcy petition is dismissed) (such 91st day or, if applicable such date on which such bankruptcy petition is dismissed, the “Release Date”), PBGC will be deemed to have released the Obligors and any other members of the Obligors’ “controlled group” (as defined under 29 U.S.C. § 1301(a)(14)) as of the DOPT (individually, “Controlled Group Member,” and all such members, including the Obligors, collectively, the “Controlled Group Members”) from the Settled ERISA Liabilities.  Notwithstanding anything in this Agreement to the contrary, nothing herein releases any person or entity from any liability in connection with a violation of any Fiduciary Breach Provisions, and PBGC expressly retains any and all claims with respect to any such liability.

8.           Governing Law.  Except to any extent preempted by federal law, the laws of the State of Utah (without giving effect to its principles of conflicts of law) govern all matters relating to this Agreement.  Each Party:  (a) consents to the non-exclusive jurisdiction of the U.S. District Court for the District of Columbia and its appellate courts for all matters relating to this Agreement; (b) consents that any action or proceeding relating to this Agreement may be brought in any such court; and (c) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

9.           Entire Agreement.  Except to the extent of any references herein to any other Settlement Document, this Agreement constitutes the entire and final agreement between the Parties with respect to the matters provided for herein, and no other agreement or understanding exists between the Parties with respect to such matters.

10.           This Agreement may not be altered, amended, modified, or otherwise changed in any respect except by an instrument in writing executed by the Party to be charged with such alteration, amendment, modification, or other change.

11.           This Agreement may be executed in one or more counterparts and by different Parties on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by emailed PDF file (to stanhecht@keightleyashner.com for Obligors; to Salembier.Cameo@pbgc.gov for PBGC) will be equally as effective as delivery of an original executed counterpart of this Agreement.

12.           If any provision in this Agreement shall be invalid, inoperative or unenforceable, the remaining provisions of this Agreement shall remain in effect if both the economic and legal substance of the transactions contemplated hereby are not materially affected in any manner adverse to either Party.  Otherwise, the Parties shall negotiate in good faith to rewrite any such provision so as to, as nearly and fairly as possible, approach the economic and legal substance originally intended.

13.           Construction.  The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against either Party.  Nor will any rule of construction that favors a non-draftsman be applied.  A reference to any statute will be deemed also to refer to all rules and regulations promulgated under the statute, unless the context requires otherwise.  In this Agreement, unless specifically otherwise provided or the context otherwise requires, the singular includes the plural and the plural the singular; the word “or” is deemed to include “and/or”; the words “including”, “includes” and “include” are deemed to be followed by the words “without limitation”; pronouns in masculine, feminine, or neuter genders include any other gender; and references to sections, exhibits or schedules are to those of this Agreement.  The words “herein,” “hereof,” “hereby,” “hereunder,” “herewith,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  Headings and captions in this Agreement are included for convenience of reference only and do not constitute a part of this Agreement for any other purpose.

14.           Notices. All notices, demands, instructions, and other communications required or permitted under the Agreement to any Party (a “Notice”) must be in writing, will be effective upon receipt, and must be delivered by a nationally recognized pre-paid overnight delivery service.  Unless otherwise specified in a Notice sent or delivered in accordance with the foregoing provisions of this Section, Notices must be sent to the Parties as indicated below:

In the case of the Obligors, to:

David Bateman
President and CEO
Evans & Sutherland Computer Corporation
770 Komas Drive
Salt Lake City, UT 84108

With a copy to:

Stanley M. Hecht, Esq.
Keightley & Ashner LLP
One Metro Center
700 12th Street, N.W., Suite 700
Washington, D.C. 20005

and:

Jeffrey M. Jones, Esq.
Durham Jones & Pinegar
111 East Broadway, Suite 900
Salt Lake City, UT 84111

In the case of PBGC to:

Pension Benefit Guaranty Corporation
Office of the Chief Counsel
Attn: Cameo M. Salembier
1200 K Street, N.W., Suite 340
Washington, D.C. 20005-4026

15.           Authorization.  Each Party represents and warrants that it is authorized to enter into this Agreement.  Each signatory represents and warrants that he or she is authorized to execute this Agreement on behalf of the Party for whom he or she has signed.

16.           Advice of Counsel.  Each Party represents and warrants to each other that it has been represented and advised by counsel or has had full opportunity to be represented and advised by counsel with respect to the Settlement Documents and all matters covered by them.

17.           Costs.  Each Party shall bear its own costs and expenses, including attorneys’ fees, in connection with the preparation, execution, and delivery of the Settlement Documents, and in connection with the consummation of the transactions contemplated thereby.

18.           No Third-Party Beneficiaries.  This Agreement is intended to be and is for the sole and exclusive benefit of E&S, Spitz and PBGC, any other Controlled Group Members (but only with respect to Sections 4 and 7) and their respective successors and assigns.  Nothing expressed or mentioned in or to be implied from this Agreement gives any person or entity any legal or equitable right, remedy, or claim against the Parties under or in respect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Date.

Evans & Sutherland Computer Corporation

/s/ David  Bateman
Name: David Bateman
Title: President & CEO

Spitz, Inc.

/s/ David  Bateman
Name: David Bateman
Title: President & CEO

Pension Benefit Guaranty Corporation

/s/ Dana Cann
Name: Dana Cann
Title: Director, Corporate Finance and Restructuring Department